UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2014

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 14, 2014, Leggett & Platt, Incorporated issued a press release announcing that it had concluded that an impairment of goodwill exists with respect to its Store Fixtures group. The goodwill impairment will be included in the financial results of the Company for the second quarter ended June 30, 2014. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information included in Item 2.06 below is incorporated into this item by reference.

The information included in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference into any document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.06 Material Impairments.

On July 14, 2014, the Company’s management concluded that under generally accepted accounting principles an impairment charge is required relating to the goodwill of its Store Fixtures group, which is part of the Commercial Fixturing & Components Segment. We estimate the non-cash charge will be $108 million (pre-tax) and will be recorded in the second quarter 2014 financial results. The impairment charge reflects the complete write-off of the goodwill associated with the Store Fixtures group and, at this time, is not expected to result in future cash expenditures.

The Store Fixtures group is dependent upon capital spending by retailers on both new stores and remodeling of existing stores. Although 2012 performance was better than expected, 2013 performance fell short of expectations. Because of the seasonal nature of the fixture & display industry (where revenue and profitability are typically expected to increase in the second and third quarters assuming the normal historical pattern of heavy shipments during these months) we reasonably anticipated being awarded significant customer orders in the second quarter of 2014. However, as the second quarter progressed, anticipated orders did not materialize and the Store Fixtures group business deteriorated, most pronounced in May and June. As part of our normal second quarter annual goodwill impairment review we concluded that an impairment charge was required. This stems from our lower current expectations of future revenue and profitability, reflecting reduced market demand for the shelving, counters, showcases and garment racks the Store Fixtures group supplies to major retailers.

The Company has engaged an investment banker and is exploring strategic alternatives regarding the Store Fixtures group, including the possibility of divestiture of this business.

Forward-Looking Statements. This report, and our other public disclosures, whether written or oral, may contain “forward-looking statements” including, but not limited to, the estimates of amounts of impairment charges related to the Store Fixtures group, and the strategic alternatives chosen for the Store Fixtures group. These statements are identified either by the context in which they appear or by use of words such as “anticipated,” “believe,” “estimate,” “expected,” “expectations,” “intends,” “may,” “plans,” “should” or the like. All such forward-looking statements are expressly qualified by the cautionary statements described in this provision. Any forward-looking statement reflects only the beliefs of the Company or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results. It is not possible to anticipate and list all risks, uncertainties and developments which may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include: (i) the preliminary nature of the impairment estimates associated with the Store Fixture group and the possibility the estimates may change as the Company’s analysis develops and additional information is obtained; (ii) a further decline or improvement in the long-term outlook for the Store Fixtures group; (iii) the pursuit of different strategic alternatives for the Store Fixtures group; (iv) the possibility of long-lived asset impairment associated with the Store Fixtures group; (v) the underlying assumptions relating to the forward-looking statements; and (vi) other factors described under “Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-K filed February 26, 2014, as updated by the Company’s Form 10-Q.

Item 7.01 Regulation FD Disclosure.

The information contained in Exhibit 99.1 attached hereto is incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: July 14, 2014	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President - Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 14, 2014